UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

CHINA BIO ENERGY HOLDING GROUP CO., LTD.
(Exact Name of Registrant as Specified in its Charter)

Delaware	65-0854589
(State of Incorporation	(I.R.S. Employer
or Organization)	Identification No.)

Dongxin Century Square, 7th Floor,
Xi’an, Shaanxi Province, People’s Republic of China, 710043
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Common Stock, par value $0.0001 per share	The NASDAQ Stock Market LLC

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates:

Securities to be registered pursuant to Section 12(g) of the Act:  None

Item 1.	Description of Registrant's Securities to be Registered.

The description of the common stock, par value $0.0001 per share, of China Bio Energy Holding Group Co., Ltd. (the “Registrant”), as included under the caption “Description of Capital Stock” in the prospectus forming a part of the Registration Statement on Form S-1, as amended (Registration No. 333-147953) (the “Registration Statement”), filed under the Securities Act of 1933, as amended (the “Act”), is  incorporated by reference herein.  In addition, the above-referenced description included in the form of prospectus filed by the Registrant pursuant to Rule 424(b) under the Act on July 7, 2008 shall be deemed to be incorporated by reference herein.

Item 2.	Exhibits.

Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on The NASDAQ Stock Market  LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Exchange Act.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

CHINA BIO ENERGY HOLDING GROUP CO., LTD.

Date: June 23, 2009	By:	/s/ Gao Xincheng
Name: Gao Xincheng
Title: Chief Executive Officer